Abbott Laboratories
                                 100 Abbott Park Road
                                Abbott Park, Illinois

                                             March 13, 1998

          ________________________
          ________________________
          ________________________

          Ladies and Gentlemen:

               This letter is to confirm our agreement regarding all of the ___________ common shares, without par value, (the "Shares") of International Murex Technologies Corporation, a British Columbia corporation (the "Company") held by you. In order to induce Abbott Laboratories, an Illinois corporation ("Buyer") to enter into an Acquisition Agreement, to be dated as of the date hereof between the Company and Buyer (the "Acquisition Agreement"), you hereby agree as follows:

               Subject to the terms and conditions hereof, on or prior to the expiration date of the tender offer to be commenced by Buyer pursuant to the Acquisition Agreement (the "Tender Offer"), you will tender to Buyer, or cause to be tendered, all of the Shares, regardless of whether a higher offer for such Shares has been made. If you withdraw your tender of Shares in the Tender Offer, you shall immediately, but in no event later than the expiration date of the Tender Offer re-tender such Shares to Buyer.

               You hereby grant to Buyer the option (the "Option") to purchase any or all the Shares, at a price of at least $13.00 per Share, until the date (the "Expiration Date") that is: (i) the date the Acquisition Agreement is terminated in accordance with its terms, unless such termination is an Applicable Termination (as defined below), in which case the Option shall continue as provided in the following clause (ii); or (ii) after an Applicable Termination, the date that is the later of (A) five business days following an Applicable Termination and (B) two business days following the receipt by Buyer of any of the governmental consents or approvals or the termination or expiration of any waiting periods referred to in Section 4.4(b)(ii), (iii), (iv) and (v) of the Acquisition Agreement; provided, however, in no event shall the Option be exercisable
          --------  -------
          after August 31, 1998. An "Applicable Termination" shall mean any termination of the Acquisition Agreement pursuant to Sections 8.1(d), 8.1(e) or 8.1(f) thereof.

               You hereby agree not to sell, transfer or encumber the Shares (except in the Tender Offer or to Buyer) during the term of this letter agreement.

               You hereby represent and warrant as to the Shares that (i) you are the sole owner of and have full right, power and authority to sell and vote the Shares, or if you are not the sole owner, you have the full right, power and authority to sell the Shares, and in either event, this letter agreement is a valid and binding agreement, enforceable against you, in accordance with its terms; (ii) neither the execution of this letter agreement nor the consummation by you of the transactions contemplated hereby will constitute a violation of, or conflict with, or default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which you are a party or by which you or the Shares are bound; and
          (iii) Buyer or its subsidiary shall upon purchase of the Shares receive good and marketable title to the Shares, free and clear of all liens, claims, encumbrances and security interests of any kind.

               Buyer hereby represents and warrants that it has the corporate power and it is duly authorized to enter into this letter agreement.

               You hereby agree to vote all of the Shares, and any other common shares of the Company which you may own, or have the power to vote, (i) in the manner directed by Buyer with respect to any matters related to the acquisition of the Company by Buyer and
          (ii) against any other amalgamations, mergers, recapitalizations, business combinations, sales of assets, liquidations or similar transactions involving the Company, or any other matters which would be inconsistent with Buyer s intended acquisition of the Company. In furtherance of your voting agreement in this paragraph, you hereby revoke any and all previous proxies with respect to any of the Shares and grants to Buyer and such individuals or corporations as Buyer may designate an irrevocable proxy to vote all of the Shares owned by you in accordance with this paragraph on any matters which may be presented to shareholders of the Company with respect to any matters related to the acquisition of the Company by Buyer or any other amalgamations, mergers, recapitalizations, business combinations, sales of assets, liquidations or similar transactions involving the Company, or any other matters which would be inconsistent with Buyer s proposed acquisition of the Company. In addition, you hereby agree to execute such additional documents as Buyer may reasonably request to effectuate its voting rights under this paragraph.

               We each hereby agree that this letter agreement creates legally binding commitments, enforceable in accordance with their
          terms.    This letter agreement and the Acquisition Agreement (i)
          constitute the entire agreement among the parties hereto with respect to the subject matter hereof and (ii) supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

               This letter agreement may be terminated at any time (i) by mutual written consent of the parties hereto or (ii) by either party on or after the Expiration Date. Notwithstanding the foregoing, such right of termination shall not be available to any party whose breach of any obligation hereunder has been the cause of or resulted in the failure of the transactions contemplated hereunder to be consummated. No such termination shall relieve any party from liability for any breach of this letter agreement.

               Each party shall be entitled, without prejudice to the rights and remedies otherwise available to such party, to specific performance of all of the other party's obligations hereunder. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois. Each of the parties shall pay its own expenses in connection with the execution and performance of this letter agreement.

               If any term, provision, covenant or restriction of this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               Please indicate your agreement to the foregoing by signing this letter agreement in the space provided below, whereupon a binding agreement will have been formed between us in respect of the foregoing.

                                   Sincerely,

                                   ABBOTT LABORATORIES


                                   By:_____________________
                                   Name:
                                   Title:

          Acknowledged and agreed:

          __________________________


          By:_______________________
          Name:
          Title: